THIRD AMENDED AND RESTATED
OPERATING AGREEMENT
OF
GEMINI SPACE STATION, LLC
a Nevada limited liability company
This Third Amended and Restated Operating Agreement (this “Agreement”) of Gemini Space Station, LLC, a Nevada limited liability company (the “Company”), is made, adopted and entered into as of September 15, 2025 (the “Effective Date”), by Gemini Space Station, Inc., a Nevada corporation and the sole member of the Company (the “Member”), with reference to the recitals set forth below.
R E C I T A L S
A.On August 14, 2025, the Company was converted from a Delaware limited liability company by the filing of Articles of Conversion and the Articles (as defined below) under the Act (as defined below) in the office of the Nevada Secretary of State, and all of the members of the Company at the effective time of such conversion entered into a Second Amended and Restated Operating Agreement to govern the Company’s business and affairs;
B.On or about September 12, 2025, the Company, the Member and Gemini Merger Sub, LLC, a Nevada limited liability company (“Merger Sub”), entered into an agreement and plan of merger pursuant to which Merger Sub merged with and into the Company, with the Company as the surviving entity (the “Merger”), effective as of the Effective Date, and, by virtue of the Merger, the Member became the sole member of the Company; and
C.As of the Effective Date, the Member desires to amend and restate this Agreement to provide for the conduct of the Company’s business and affairs from and after the Effective Date.
NOW, THEREFORE, the Member hereby agrees to and adopts the following:
Article 1
DEFINITIONS
1.1Defined Terms. The capitalized terms used in this Agreement shall have the following meanings:
“Act” means Chapters 86 and 92A of the NRS.
“Agreement” has the meaning set forth in the introductory paragraph.
“Articles” means the articles of organization of the Company as filed with the office of the Nevada Secretary of State.
“Capital Contribution” means a contribution of the Member to the capital of the Company in cash, property, services rendered or otherwise.
“Company” has the meaning set forth in the introductory paragraph.
“Covered Person” means the Member, any officer or authorized representative of the Company, and any other Person designated by the Member as a Covered Person, or any Person who was, at the time of the act or omission in question, a member of the Company, an officer or authorized representative of the Company, or a Person designated by the Member as a Covered Person.
“Effective Date” has the meaning set forth in the introductory paragraph.
“Interest” means the member’s interest (as defined in the Act) and entire ownership interest of the Member in the Company at any time, including the ownership and right of the Member to any and all benefits and to the capital and profits of the Company and all voting rights to which the Member may be entitled as provided under the Act and this Agreement.
“Member” has the meaning set forth in the introductory paragraph. The Member’s name, address and Interest, expressed as a percentage, as of the Effective Date, are as set forth on Schedule I.
“NRS” means the Nevada Revised Statutes.
“Person” means a natural person, any form of business or social organization and any other non-governmental legal entity including a corporation, partnership, association, trust, unincorporated organization, estate or limited liability company.
“Records Office” means an office of the Company in Nevada or a custodian of records whose name and address are available at its registered office, at which it shall keep all records identified in NRS 86.241.
1.2Terms and Usage Generally. All references herein to articles, sections, exhibits and schedules shall be deemed to be references to articles and sections of, and exhibits and schedules to, this Agreement unless the context shall otherwise require. All exhibits and schedules attached hereto shall be deemed incorporated herein as if set forth in full herein. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to a Person are also to his, her or its successors and permitted assigns. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes, and references to all attachments thereto and instruments incorporated therein.
Article 2
INTRODUCTORY MATTERS
2.1Formation. Pursuant to the Act, the Company was converted to a Nevada limited liability company under the laws of the State of Nevada. To the extent that the rights or obligations of the Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.
2.2Name. The name of the Company is “Gemini Space Station, LLC”. Subject to compliance with applicable law, the business and affairs of the Company may be conducted under that name or any other name that the Member deems appropriate or advisable.
2.3Records Office. The Company shall maintain a Records Office, the location of which may be changed to another location as the Member or any officer of the Company may from time to time determine.
2.4Other Offices. The Company may establish and maintain other offices at any time and at any place or places as the Member or any officer of the Company may designate or as the business of the Company may require.
2.5Registered Agent and Registered Office. The registered agent of the Company for service of process shall be as set forth in the Articles or as changed by the Member or any officer of the Company from time to time. The Company shall have as its registered office in the State of Nevada the street address of its registered agent.
2.6Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary, advisable, appropriate or incidental to the foregoing.
2.7Powers of the Company. The Company shall have the power and authority to take any and all actions necessary, appropriate, advisable, convenient or incidental to or for the furtherance of the purpose set forth in Section 2.6, including but not limited to the power and authority to:

(a)borrow money and issue evidences of indebtedness, and to secure the same by a mortgage, pledge or other lien on any or all of the assets of the Company;
(b)conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States or in any foreign country;
(c)acquire, by purchase, lease, contribution of property or otherwise, and own, hold, maintain, improve, finance, lease, sell, convey, mortgage, transfer, exchange, demolish or dispose of any real or personal property;
(d)enter into guarantees and incur liabilities, borrow money at such rates of interest as the Company may determine, issue its notes, bonds and other obligations, and secure any of its obligations by mortgage or pledge of all or any part of its real or personal property, franchises, and income;
(e)negotiate, enter into, perform, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to contracts of any kind, including contracts with the Member or any affiliate of the Member;
(f)purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and otherwise use and deal in and with, shares, member’s interests or other interests in or obligations of domestic or foreign entities, joint ventures or similar associations, general or limited partnerships or natural persons, or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality thereof;
(g)lend money (including to its Member), invest and reinvest its funds and take and hold real and personal property for the payment of funds so loaned or invested;
(h)sue and be sued, complain and defend and participate in administrative or other proceedings, in its name;
(i)appoint or hire employees, authorized representatives, agents and officers of the Company, define their duties and fix their compensation;
(j)employ legal counsel, accountants, advisors, consultants or experts to perform services for the Company and compensate them from Company funds;
(k)indemnify any Person and obtain any and all types of insurance;
(l)cease its activities and cancel its insurance;
(m)pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or hold such proceeds against the payment of contingent liabilities; and
(n)make, execute, acknowledge, deliver and file any and all documents or instruments as may be necessary, appropriate or incidental to the conduct of the Company’s business and in furtherance of its purposes.
Article 3
CAPITAL CONTRIBUTIONS
The capital of the Company shall be the Capital Contributions made by or the Member or for which the Member has been given credit to date. The Member shall make additional Capital Contributions to the Company at such times and in such amounts as the Member shall determine.
Article 4
PROFITS AND LOSSES
4.1Profits and Losses. The Company’s profits and losses for any period shall be allocated to the Member.

4.2Tax Classification. Unless otherwise determined by the Member, the Company shall be disregarded for federal and all relevant state income tax purposes and the activities of the Company shall be deemed to be activities of the Member for such purposes, as provided for by Treasury Regulations sections 301.7701-1, 301.7701-2 and 301.7701-3, and comparable provisions of applicable state tax law.
Article 5
DISTRIBUTIONS
5.1Operating Distributions. Subject to Section 5.2, the Company shall from time to time distribute to the Member such amounts in cash and other property and assets as shall be determined by the Member.
5.2Limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any distribution if such distribution would violate the Act or other applicable law or would cause a breach or default under any agreement or instrument to which the Company is a party or by which it or its assets are bound, but instead shall make such distribution as soon as practicable such that the making of such distribution would not cause such violation, breach or default.
Article 6
MEMBERSHIP
6.1Limitation of Liability. The Member shall not be individually liable under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the Company, except to the extent required by the Act or other applicable law, or in an agreement signed by the Member. The Member shall not be required to loan any funds to the Company, nor shall the Member be required to make any contribution to the Company except as provided herein, nor shall the Member be subject to any liability to the Company or any third party, as a result of any deficit of the Company. However, nothing in this Agreement shall prevent the Member from making secured or unsecured loans to the Company by agreement with the Company.
6.2Power and Authority of the Member. The Member shall have full, exclusive and complete power, authority and discretion to manage, supervise, operate and control the business and affairs of the Company, to make any and all decisions affecting the business and affairs and relating to the day-to-day operations of the Company and to take all such actions and perform all such duties and powers as the Member deems necessary, appropriate, advisable, convenient or incidental to, or for the furtherance of, the purpose of the Company. The Member is an agent of the Company’s business and the actions of the Member taken in such capacity and in accordance with this Agreement shall bind the Company. The Member shall be the sole Person with the power to bind the Company except and to the extent that such power is expressly delegated to any other Person, including any officer, by the Member in or pursuant to this Agreement or by other written or oral communication.
6.3Action by the Member. Unless otherwise required by this Agreement or by law, the Member may take action or give its consent in writing or by oral or electronic communication, and no action need be taken at a formal meeting.
6.4Manager. The Company shall not designate, elect or appoint a “manager” (as defined in the Act), unless the Articles and this Agreement are amended pursuant to NRS 86.291(3).
6.5Election or Appointment of Officers and Authorized Representatives. The Member may, from time to time, appoint any individuals as officers or authorized representatives with such duties, authority, responsibilities and titles as the Member may deem appropriate. Such officers and authorized representatives shall serve until their successors are duly appointed by the Member or until their earlier removal or resignation. Any officer or authorized representative appointed by the Member may be removed at any time, with or without cause, by the Member, subject to the rights, if any, of the respective parties under any contract between the Company and such officer or authorized representative. Any vacancy in any office shall be filled by the Member. Any officer or authorized representative may resign at any time upon notice to the Member. Unless otherwise indicated in the resolutions appointing such officer, each officer shall have the authority and responsibilities customarily exercised and performed by an officer of a Nevada corporation with the same or similar title, including those set forth in Section 6.6, and shall have such other authority and responsibilities delegated and assigned to such officer by the Member from time to time. Except as may be prescribed otherwise by the Member in a particular case, the Member hereby appoints the Chief Executive Officer, President, Chief Operating Officer, Chief Legal Officer and Chief Financial Officer of the Member as an officer of the Company (with the same title(s)), and each such officer shall hold at the Company such office(s) then held at the pleasure of the Member for an unlimited term and need not be reappointed annually or at any other periodic interval.

6.6Execution of Instruments, Deeds and Contracts. Unless otherwise required by law or authorized or directed by the Member, all checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Company; all deeds, mortgages, proxies, powers of attorney and other written contracts, documents, instruments and agreements to which the Company shall be a party; and all assignments or endorsements of stock certificates, registered bonds or other securities owned by the Company may be signed in the name of the Company by the Member (by and through any officer or authorized representative thereof) or by any officer or authorized representative of the Company. The Member may authorize the use of the facsimile or electronic signatures of any such officers or authorized representatives. Any officer or authorized representative of the Company shall be authorized to sign any documents relating to the formation of a subsidiary of the Company and to attend, act and vote, or designate another officer or authorized representative to attend, act and vote, at any meeting of the owners of any entity in which the Company may own an interest or to take action by written consent in lieu thereof. Such officer or authorized representative at any such meeting or by such written action shall possess and may exercise on behalf of the Company any and all rights and powers incident to the ownership of such interest.
6.7Transfer of Interest. The Interest is personal property, and such Interest may be transferred, pledged or assigned, in whole or in part, in the sole discretion of the Member.
6.8Other Ventures. The Member may engage in other business ventures of every nature and description, whether or not in competition with the Company, independently or with others, and the Company shall not have any right by virtue of this Agreement or the relationships created hereby in or to other ventures or activities of the Member or to the income or proceeds derived therefrom.
Article 7
DISSOLUTION OF THE COMPANY AND
TERMINATION OF A MEMBER’S INTEREST
7.1Dissolution. The Company shall be dissolved and its affairs wound up as determined by the Member.
7.2Resignation. Subject to Section 6.7 and applicable law, the Member may not resign from the Company before the dissolution and winding up of the Company.
7.3Distribution on Dissolution and Liquidation. In the event of the dissolution of the Company for any reason, the business of the Company shall be continued to the extent necessary to allow an orderly winding up of its affairs, including the liquidation and termination of the Company pursuant to the provisions of this Section 7.3, as promptly as practicable thereafter, and each of the following shall be accomplished:
(a)the Member shall oversee the winding up of the Company’s affairs;
(b)the assets of the Company shall be liquidated as determined by the Member, or the Member may determine not to sell all or any portion of the assets, in which event such assets shall be distributed in kind; and
(c)the proceeds of sale and all other assets of the Company shall be applied and distributed as follows and in the following order of priority:
(i)to the expenses of liquidation;
(ii)to the payment of the debts and liabilities of the Company, including any debts and liabilities owed to the Member;
(iii)to the setting up of any reserves that the Member determines to be reasonably necessary for contingent, unliquidated or unforeseen liabilities or obligations of the Company or the Member arising out of or in connection with the Company; and
(iv)the balance, if any, to the Member.

Article 8
LIABILITY, EXCULPATION AND INDEMNIFICATION
8.1Exculpation.
(a)No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company, and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, the Member or any officer, employee, authorized representative or agent of the Company, except that a Covered Person shall be liable for any such loss, damage or claim if a final adjudication by a court of competent jurisdiction establishes that such Covered Person’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action.
(b)A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, books of account or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports, books of account or statements as to the value and amount of the assets, liabilities, profits or losses or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.
8.2Fiduciary Duty. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company, then, to the fullest extent permitted by applicable law, a Covered Person acting under this Agreement shall not be liable to the Company or the Member for such Covered Person’s good faith acts or omissions in reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, shall replace such other duties and liabilities of the Covered Person.
8.3Indemnity. The Company does hereby indemnify and hold harmless any Covered Person to the fullest extent permitted by the Act.
8.4Determination of Right to Indemnification. Any indemnification under Section 8.3, unless ordered by a court or advanced pursuant to Section 8.5, shall be made by the Company only as authorized in the specific case upon a determination by the Member that indemnification of the Covered Person is proper in the circumstances.
8.5Advance Payment of Expenses. The expenses of a Covered Person incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such Covered Person to repay the amount if it is ultimately determined by a court of competent jurisdiction that such Covered Person is not entitled to be indemnified by the Company. The provisions of this Section 8.5 do not affect any rights to advancement of expenses to which personnel of the Company other than a Covered Person may be entitled under any contract or otherwise by law.
8.6Assets of the Company. Any indemnification under this Article 8 shall be satisfied solely out of the assets of the Company. No debt shall be incurred by the Company or the Member in order to provide a source of funds for any indemnity, and the Member shall not have any liability (or any obligation to make any additional Capital Contribution) on account thereof.
Article 9
MISCELLANEOUS PROVISIONS
9.1Ownership Certificates; Legend. The Company is not required to issue a certificate to the Member to evidence the Interest. If the Member chooses to issue a certificate, the Member or any officer of the Company may sign such certificate on behalf of the Company and the Interest may be deemed a “security” under NRS 104.8102(1)(n) by affixing a legend so stating thereto.
9.2Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Member shall deem reasonable, on behalf of such Persons (including Covered Persons) as the Member shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company.

9.3Complete Agreement. This Agreement, including any schedules or exhibits hereto, together with the Articles, constitutes the complete and exclusive agreement and understanding of the Member with respect to the subject matter contained herein. This Agreement and the Articles replace and supersede all prior agreements, negotiations, statements, memoranda and understandings, whether written or oral, of the Member.
9.4Amendments. This Agreement may be amended only by a writing adopted and signed by the Member.
9.5Applicable Law; Jurisdiction. This Agreement, and the rights and obligations of the Member, shall be interpreted and enforced in accordance with and governed by the laws of the State of Nevada without regard to the conflict laws thereof.
9.6Interpretation. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provisions contained herein. With respect to the definitions in Section 1.1 and in the interpretation of this Agreement generally, the singular may be read as the plural, and vice versa, the neuter gender as the masculine or feminine, and vice versa, and the future tense as the past or present, and vice versa, all interchangeably as the context may require in order to fully effectuate the intent of the Member and the transactions contemplated herein. Syntax shall yield to the substance of the terms and provisions hereof.
9.7Counterparts and Electronic or Facsimile Copies. Facsimile or electronic copies of this Agreement or any approval or written consent of the Member and facsimile or electronic signatures hereon or thereon shall have the same force and effect as originals.
9.8Severability. If any provision of this Agreement, or any application thereof, is determined by a court of competent jurisdiction to be invalid, void, illegal or unenforceable to any extent, such provision, or any application thereof, shall be deemed severable and the remainder of this Agreement, and all other applications of such provision, shall not be affected, impaired or invalidated thereby, and shall continue in full force and effect to the fullest extent permitted by law.
9.9Waivers. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, and no waiver shall be binding unless evidenced by an instrument in writing and executed by the Member.
9.10No Third Party Beneficiaries. Except as set forth in Article 8, this Agreement is adopted solely by and for the benefit of the Member and its respective successors and permitted assigns, and no other Person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.
[Signature appears on following page.]

IN WITNESS WHEREOF, the Member has executed this Agreement as of the Effective Date.
GEMINI SPACE STATION, INC.
a Nevada corporation

By: /s/ Tyler Meade___________________________
Name: Tyler Meade______________________
Title: _Chief Legal Officer________________

[Signature Page to Third A&R Operating Agreement –
Gemini Space Station, LLC]